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            SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     This SECOND AMENDMENT, made as of the 1st day of June, 1995, to the Employment Agreement, made as of the first day of January, 1988, as heretofore amended by an Amendment to Employment
Agreement, made as of the 23rd day of July, 1990, (the
"Agreement") between THE UNITED ILLUMINATING COMPANY, a
Connecticut corporation (the "Company") and RICHARD J. GROSSI, an individual, (the "Executive"),

                        WITNESSETH THAT:

     (1) The Company and the Executive hereby agree to amend the Agreement as set forth in Sections (2) through (4), inclusive, below:

     (2)  By adding to Section (6)(b) the following sentence:
"The Executive may petition the Board of Directors of the Company for an immediate lump sum payment, in lieu of any amounts payable pursuant to Section (4)(g) hereof on account of the Executive's termination of employment pursuant to Section (5)(b)(ii) or Section (5)(c)(ii) hereof, in an amount equal to the actuarial present value of a supplemental retirement benefit, expressed in the form of a single life annuity beginning at Executive's termination of employment (or age 55, if later), equal to the excess if any of (A) less (B) where (A) is 2.2% (.022) of the Executive's highest three-year average Total Compensation times the number of years at termination (not to exceed thirty) of the Executive's service deemed as an employee of the Company, and (B) is the benefit payable under the Company's Pension Plan at the Executive's termination of employment (or age 55, if later). The actuarial present value of such supplemental retirement benefit shall be calculated on the basis of the annual yield on thirty-year United States Treasury bonds on the final business day of the month preceding the termination of his employment and the 1983 Group Annuity table. The Board of Directors of the Company may grant or deny any such petition by the Executive in its sole discretion."

     (3) By deleting the final sentence of Section (6)(d)(iii) of the Agreement in its entirety and by substituting the following therefor: "The actuarial present value of such supplemental retirement benefit shall be calculated on the basis of the annual yield on thirty-year United States Treasury bonds on the final business day of the month preceding the termination of his employment and the 1983 Group Annuity table."

     (4) By deleting Section (8)(b) of the Agreement in its entirety and by substituting the following therefor: "(b) In the event that a Change in Control has been approved by all necessary shareholder, creditor and regulatory actions, the Company will, not later than the day prior to the date of the Change in Control, pay to the Trustee of The United Illuminating Company
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Supplemental Retirement Benefit Trust established pursuant to the
Agreement, made as of the 1st day of June, 1995 between the Company and State Street Bank and Trust Company, as Trustee, cash in an amount equal to: (A) In the event that the Executive's employment has been terminated or will be terminated prior to the date of the Change in Control, a sum, calculated by the Company's independent certified public accountants, reasonably sufficient to pay and discharge the Company's future obligations, if any, to the Executive and/or his personal representative and/or spouse, under Section (6)(a), Section (6)(b) or Section (6)(d) hereof; or
(B) in the event that the Executive's employment has not been terminated and will not be terminated prior to the date of the Change in Control, a sum, calculated by the Company's independent certified public accountants, reasonably sufficient to pay and discharge the Company's obligations to the Executive under Section (6)(d) hereof assuming, for purposes of such calculation, that the Executive's employment is terminated under said Section
(6)(d) by a Notice of Termination delivered on the date of the Change in Control and specifying an immediate Date of Termination."

     (5) All the terms and conditions of the Agreement, as amended and as hereby amended, are and shall remain in full force and effect.

     (6) This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                              THE UNITED ILLUMINATING COMPANY



                              By    /s/ Robert L. Fiscus
                                --------------------------------
                                    President and Chief
                                     Financial Officer


ATTEST:                             /s/ Richard J. Grossi
                                --------------------------------
                                       Richard J. Grossi

  /s/ Kurt Mohlman
-------------------------
Treasurer and Secretary

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